Exhibit 99.1

Date:	April 26, 2016	NEWS RELEASE

Hubbell Incorporated 40 Waterview Drive Shelton, CT 06484 475-882-4000
Contact: Steve Beers
HUBBELL REPORTS FIRST QUARTER RESULTS;
NET SALES OF $835 MILLION AND EARNINGS PER DILUTED SHARE OF $1.08, INCLUDING $0.08 OF RESTRUCTURING AND RELATED COSTS

•	Net sales up 3% (+2% organic, +3% acquisitions, -2% FX)

•	Adjusted diluted EPS(1) up 4% to $1.16, excluding:

◦	Restructuring and related costs of $0.08 in Q1 2016 and $0.05 in Q1 2015

•	Completed two acquisitions for $172 million and share repurchases of $202 million

SHELTON, CT. (April 26, 2016) – Hubbell Incorporated (NYSE: HUBB) today reported operating results for the first quarter ended March 31, 2016.
Net sales in the first quarter of 2016 were $835 million, an increase of 3% compared to the $810 million reported in the first quarter of 2015. Operating income in the quarter was $102 million as compared to $105 million in the same period of 2015. Excluding $6.7 million and $4.4 million of restructuring and related costs in the first quarters of 2016 and 2015, respectively, adjusted operating income was 1% lower in 2016 (1). The effective tax rate in the quarter was 32.3% compared to 33.1% in the first quarter of 2015. Net income attributable to Hubbell in the first quarter of 2016 was $61 million compared to $62 million reported in the comparable period of 2015. Earnings per diluted share for the first quarter of 2016 were $1.08, compared to $1.07 reported in the first quarter of 2015. Excluding restructuring and related costs in both periods, adjusted earnings per diluted share were $1.16 in the first quarter of 2016, an increase of 4% compared to $1.12 of adjusted earnings per diluted share in the first quarter of 2015(1). Free cash flow (defined as cash flow from operations less capital expenditures) was $43 million in the first quarter of 2016 versus $10 million reported in the comparable period of 2015.

OPERATIONS REVIEW
“Our first quarter results were generally in line with expectations, with notable top line performance driven by organic growth and acquisitions," said David G. Nord, Chairman, President and Chief Executive Officer. "Construction-related markets grew solidly during the quarter, as we experienced double digit growth in our lighting products. Oil and core industrial markets remained weak. The Power segment benefited from strong growth in telecommunications products.
"We continued to execute our restructuring and related initiatives and see traction in realized savings from prior actions," stated Mr. Nord. "We also invested, as planned, in growing our presence in target channels to market as well as adding engineering and sales capabilities.
"Another highlight of the quarter, as previously announced, was the continued implementation of our acquisition strategy with the purchases of R.W. Lyall & Company, Inc., a manufacturer of products for the natural gas distribution market, and Electric Motion Company, Inc., a provider of engineering solutions to the communications industry," added Mr. Nord. "We also repurchased approximately $200 million of Common Stock in the quarter and, including repurchases completed in April, have achieved our plan of buying back up to $250 million of Common Stock post-reclassification. In connection with these activities, we successfully executed an offering of $400 million of 10-year notes at 3.35%."
SEGMENT REVIEW
The comments and year-over-year comparisons in this segment review are based on first quarter results in 2016 and 2015.
Electrical segment net sales in the first quarter of 2016 increased 2% to $583 million compared to $570 million reported in the first quarter of 2015. Organic volume increased net sales by 1% due to higher shipments in construction-related businesses partially offset by declines in oil and core industrial markets. Acquisitions added 3% to net sales in the quarter while the unfavorable impact of foreign currency translation reduced sales by 2%. Operating income was $55 million, or 9.5% of net sales, compared to $63 million, or 11.1% of net sales, in the same period of 2015. Excluding restructuring and related costs, adjusted operating income was $62 million, or 10.6% of net sales compared to $67 million, or 11.7% of net sales in the same period of 2015 (1). The decrease in adjusted operating margin was primarily due to mix and FX headwinds(1).
Power segment net sales in the first quarter of 2016 increased 5% to $252 million compared to $240 million reported in the first quarter of 2015. Organic sales increased 4% in the quarter, driven by higher sales in telecommunications. Acquisitions added 2% to net sales in the quarter while unfavorable foreign currency translation reduced net sales by 1%. Compared to the first quarter of 2015, operating income increased 12% to $47 million, or 110 basis points to 18.4% of net sales. Excluding restructuring and related costs, adjusted operating income increased 10% and margin expanded 80 basis points (1). The impacts of higher volume, as well as favorable material costs and price contributed to both increases.

SUMMARY & OUTLOOK

Mr. Nord commented, “First quarter performance, namely non-residential and residential construction market strength, telecommunications growth, and lower levels of declines in oil markets, may indicate an improving outlook, but it is still early given the short-cycle nature of our businesses and our expectation of a prolonged recovery in the oil market.
"As such, our view of end markets for 2016 continues to be flat in the aggregate, which we expect to outperform," Mr. Nord continued. "In addition, we expect full year diluted earnings per share in the range of $5.20 to $5.40, including approximately $0.35 of restructuring and related costs. We are confident in our ability to deliver on our commitments by focusing on what we can control, including continuing to realize the benefits of our cost reduction efforts, with approximately $0.30 of incremental savings expected in 2016."

Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements about expectations regarding our financial results and outlook, outperforming end markets, restructuring actions, market conditions, foreign exchange rates, shareholder value creation, and other statements that are not strictly historic in nature. In addition, all statements regarding anticipated growth or improvement in operating results, anticipated market conditions, and economic recovery are forward-looking. These statements may be identified by the use of forward-looking words or phrases such as “improved”, “leading”, “improving”, “continuing growth”, “continued”, “ranging”, “contributing”, “primarily”, “plan”, “expect”, “anticipated”, “expected”, “expectations,” “should result”, “uncertain”, “goals”, “projected”, “on track”, “likely”, “intend” and others. Such forward-looking statements are based on the Company's reasonable current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: achieving sales levels to fulfill revenue expectations; unexpected costs or charges, certain of which may be outside the control of the Company; expected benefits of process improvement and other lean initiatives; the expected benefit and effect of the business information system initiatives and streamlining programs; the availability and costs of raw materials and purchased components; realization of price increases; the ability to achieve projected levels of efficiencies and cost reduction measures; effects of unfavorable foreign currency exchange rates; general economic and business conditions; competition; and other factors described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors”, and “Quantitative and Qualitative Disclosures about Market Risk” Sections in the Annual Report on Form 10-K for the year ended December 31, 2015.
About the Company
Hubbell Incorporated is an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. With 2015 revenues of $3.4 billion, Hubbell Incorporated operates manufacturing facilities in the United States and around the world. The corporate headquarters is located in Shelton, CT.
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HUBBELL INCORPORATED
Condensed Consolidated Statement of Income
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Net sales	$834.8	$809.7
Cost of goods sold	574.9	557.9
Gross profit	259.9	251.8
Selling & administrative expenses	158.0	146.8
Operating income	101.9	105.0
Operating income as a % of Net sales	12.2%	13.0%
Interest expense, net	(9.0)	(7.7)
Other income (expense), net	(1.3)	(2.6)
Total other expense, net	(10.3)	(10.3)
Income before income taxes	91.6	94.7
Provision for income taxes	29.6	31.3
Net income	62.0	63.4
Less: Net income attributable to noncontrolling interest	1.1	1.0
Net income attributable to Hubbell	$60.9	$62.4
Earnings Per Share:
Basic	$1.08	$1.07
Diluted	$1.08	$1.07
Cash dividends per common share	$0.63	$0.56

HUBBELL INCORPORATED
Condensed Consolidated Balance Sheet
(unaudited)
(in millions)

	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$320.8	$343.5
Short-term investments	11.9	12.2
Accounts receivable, net	503.7	466.6
Inventories, net	559.5	540.0
Other current assets	29.5	25.5
TOTAL CURRENT ASSETS	1,425.4	1,387.8
Property, plant and equipment, net	430.8	419.7
Investments	54.4	49.5
Goodwill	992.4	928.5
Intangible assets, net	450.8	372.2
Other long-term assets	47.1	51.0
TOTAL ASSETS	$3,400.9	$3,208.7
LIABILITIES AND EQUITY
Short-term debt	$—	$48.2
Accounts payable	292.3	289.5
Accrued salaries, wages and employee benefits	59.0	75.3
Accrued insurance	55.4	50.4
Other accrued liabilities	158.8	139.7
TOTAL CURRENT LIABILITIES	565.5	603.1
Long-term debt	989.5	595.9
Other non-current liabilities	270.2	260.7
TOTAL LIABILITIES	1,825.2	1,459.7
Hubbell Shareholders’ Equity	1,566.9	1,740.6
Noncontrolling interest	8.8	8.4
TOTAL EQUITY	1,575.7	1,749.0
TOTAL LIABILITIES AND EQUITY	$3,400.9	$3,208.7

HUBBELL INCORPORATED
Condensed Consolidated Statement of Cash Flows
(unaudited)
(in millions)

	Three Months Ended March 31,
	2016	2015
Cash Flows From Operating Activities
Net income attributable to Hubbell	$60.9	$62.4
Depreciation and amortization	22.7	21.7
Stock-based compensation expense	4.6	3.9
Deferred income taxes	0.5	(0.1)
Changes in working capital	(42.7)	(43.1)
Contributions to defined benefit pension plans	(0.5)	(20.6)
Other, net	12.9	1.6
Net cash provided by operating activities	58.4	25.8
Cash Flows From Investing Activities
Capital expenditures	(15.3)	(16.3)
Acquisition of businesses, net of cash acquired	(172.2)	(126.8)
Net change in investments	(1.0)	(2.8)
Other, net	0.5	1.2
Net cash used in investing activities	(188.0)	(144.7)
Cash Flows From Financing Activities
Long-term debt issuance, net	397.0	—
Short-term debt borrowings, net	(48.2)	(1.4)
Payment of dividends	(35.5)	(32.5)
Repurchase of common shares	(201.8)	(76.0)
Proceeds from stock issuance, net	—	—
Other, net	(3.1)	0.7
Net cash used in financing activities	108.4	(109.2)
Effect of foreign exchange rate changes on cash and cash equivalents	(1.5)	(12.5)
(Decrease) increase in cash and cash equivalents	(22.7)	(240.6)
Cash and cash equivalents
Beginning of period	343.5	653.9
End of period	$320.8	$413.3

HUBBELL INCORPORATED
Restructuring and Related Costs Included in Consolidated Results
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2016	2015	2016	2015	2016	2015
	Cost of goods sold		S&A expense		Total
Restructuring costs	$1.8	$2.6	$4.0	$0.1	$5.8	$2.7
Restructuring related costs	0.4	1.3	0.5	0.4	0.9	1.7
Restructuring and related costs (non-GAAP measure) (1)	$2.2	$3.9	$4.5	$0.5	$6.7	$4.4

	Three Months Ended March 31,
	2016	2015
Restructuring and related costs included in Cost of goods sold
Electrical	$2.2	$2.8
Power	—	1.1
Total	$2.2	$3.9
Restructuring and related costs included in Selling & administrative expenses
Electrical	$4.1	$0.4
Power	0.4	0.1
Total	$4.5	$0.5

Impact on income before income taxes	$6.7	$4.4
Impact on Net income available to Hubbell common shareholders	4.5	3.0
Impact on Diluted earnings per share	$0.08	$0.05

HUBBELL INCORPORATED
Earnings Per Share
(unaudited)
(in millions, except per share amounts)

	Three Months Ended March 31,
	2016	2015	Change
Net income attributable to Hubbell (GAAP measure)	$60.9	$62.4	(2)%
Restructuring and related costs, net of tax	4.5	3.0
Adjusted Net Income (1)	$65.4	$65.4	—%

Numerator:
Net income attributable to Hubbell (GAAP measure)	$60.9	$62.4
Less: Earnings allocated to participating securities	(0.2)	(0.2)
Net income available to common shareholders (GAAP measure) [a]	$60.7	$62.2	(2)%

Adjusted Net Income (1)	$65.4	$65.4
Less: Earnings allocated to participating securities	(0.2)	(0.2)
Adjusted net income available to common shareholders (1) [b]	$65.2	$65.2	—%

Denominator:
Average number of common shares outstanding [c]	56.3	58.0
Potential dilutive shares	0.2	0.3
Average number of diluted shares outstanding [d]	56.5	58.3

Earnings per share (GAAP measure):
Basic [a] / [c]	$1.08	$1.07
Diluted [a] / [d]	$1.08	$1.07	1%

Adjusted earnings per diluted share (1) [b] / [d]	$1.16	$1.12	4%

Full Year 2016
Earnings per diluted share (GAAP measure)	$5.20 - $5.40
Restructuring and related costs	$0.35
Adjusted earnings per diluted share (1)	$5.55 - $5.75

HUBBELL INCORPORATED
Segment Information
(unaudited)
(in millions)

Hubbell Incorporated	Three Months Ended March 31,
	2016	2015	Change
Net Sales [a]	$834.8	$809.7	3%

Operating Income
GAAP measure [b]	$101.9	$105.0	(3)%
Restructuring and related costs	6.7	4.4
Adjusted operating income (1) [c]	$108.6	$109.4	(1)%

Operating margin
GAAP measure [b] / [a]	12.2%	13.0%	-80 bps
Adjusted operating margin (1) [c] / [a]	13.0%	13.5%	-50 bps

Electrical segment	Three Months Ended March 31,
	2016	2015	Change
Net Sales [a]	$582.7	$569.7	2%

Operating Income
GAAP measure [b]	$55.4	$63.4	(13)%
Restructuring and related costs	6.3	3.2
Adjusted operating income (1) [c]	$61.7	$66.6	(7)%

Operating margin
GAAP measure [b] / [a]	9.5%	11.1%	-160 bps
Adjusted operating margin (1) [c] / [a]	10.6%	11.7%	-110 bps

Power segment	Three Months Ended March 31,
	2016	2015	Change
Net Sales [a]	$252.1	$240.0	5%

Operating Income
GAAP measure [b]	$46.5	$41.6	12%
Restructuring and related costs	0.4	1.2
Adjusted operating income (1) [c]	$46.9	$42.8	10%

Operating margin
GAAP measure [b] / [a]	18.4%	17.3%	+110 bps
Adjusted operating margin (1) [c] / [a]	18.6%	17.8%	+80 bps

HUBBELL INCORPORATED
Non-GAAP Financial Measures
(unaudited)
(in millions)
Ratios of Total Debt to Total Capital and Net Debt to Total Capital

	March 31, 2016	December 31, 2015
Total Debt	$989.5	$644.1
Total Hubbell Shareholders’ Equity	1,566.9	1,740.6
Total Capital	$2,556.4	$2,384.7
Total Debt to Total Capital	39%	27%
Total Debt	$989.5	$644.1
Less: Cash and cash equivalents	(320.8)	(343.5)
Investments	(66.3)	(61.7)
Net Debt (2)	$602.4	$238.9
Net Debt to Total Capital (2)	24%	10%

Free Cash Flow Reconciliation

	Three Months Ended March 31,
	2016	2015
Net cash provided by operating activities	$58.4	$25.8
Less: Capital expenditures	(15.3)	(16.3)
Free cash flow (3)	$43.1	$9.5

HUBBELL INCORPORATED
Footnotes

(1) In order to provide a comparison that we believe provides investors with useful information regarding our underlying performance from period to period and to allow investors to assess the impact of restructuring activities and business transformation initiatives on our results of operations, the Company refers to adjusted operating income, adjusted operating margin, adjusted net income, adjusted net income available to common shareholders, and adjusted earnings per diluted share, each of which exclude restructuring and related costs. Management uses these non-GAAP measures when assessing the performance of the business.

Restructuring costs support our cost reduction efforts involving the consolidation of manufacturing and distribution facilities, workforce reductions and the sale or exit of business units we determine to be non-strategic and is a GAAP measure. Restructuring-related costs are costs associated with our business transformation initiatives, including the consolidation of back-office functions and streamlining our processes. We refer to these costs on a combined basis as "restructuring and related costs", which is a non-GAAP measure. Each of the adjusted operating measures, which exclude the impact of restructuring and related costs, are non-GAAP measures. Reconciliations of each of these non-GAAP measures to the most directly comparable GAAP measure can be found in the tables within this press release.

(2) Net debt and net debt to total capital are non-GAAP measures we believe are useful for evaluating the Company's financial leverage and the ability to meet its funding needs.

(3) Free cash flow is a non-GAAP measure that we believe provides useful information regarding the Company's ability to generate cash without reliance on external financings. In addition, management uses free cash flow to evaluate the resources available for investments in the business, strategic acquisitions and further strengthening the balance sheet.